EXHIBIT 23.20

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the incorporation by reference in the Registration Statement of Yukon Gold Corporation, Inc. (the “Company”) on Form SB-2 and the use of our opinion dated July 12, 2006 [except for note 23 (i) dated August 31, 2006] on the consolidated financial statements of the Company for the fiscal years ended April 30, 2006 and 2005 and for the cumulative period ended April 30, 2006.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, April 19, 2007	CanadaChartered Accountants Licensed Public Accountants